Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated February 8, 2008 with respect to the financial statements and the effectiveness of internal control over financial reporting of Green Plains Renewable Energy, Inc. for the year ended November 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 23, 2008